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EXHIBIT 99.1

                                                FASTNET
                                                CORPORATION
                                                3864 COURTNEY STREET O SUITE 130
                                                BETHLEHEM, PENNSYLVANIA 18017
                                                WWW.FAST.NET
                                                NASDAQ: FSST



SEPTEMBER 21, 2001

SOURCE: FASTNET CORP.



                  FASTNET ANNOUNCES STRATEGIC INVESTMENT LED BY
                               EDISON VENTURE FUND

Bethlehem, PA -September 21, 2001 FASTNET(R) Corporation (Nasdaq: FSST), a leading provider of Business Communications Solutions, including reliable dedicated Internet access, managed web hosting, colocation services and managed security, today announced the sale of Series A Preferred Stock to Edison Venture Fund and Strattech Partners.

"We are very excited about this accomplishment. Edison's decision to lead an equity investment into FASTNET speaks volumes about the health of our organization. Whereas, many communications providers are burdened with massive amounts of debt or have over-expanded their build-out beyond their means, FASTNET has emerged as a prime example of a stable, proven regional provider. We possess the years of experience necessary to service our customers' technical needs, as well as the stable business model necessary to ensure our long term success," said Stephen Hurly, CEO and President of FASTNET.

"Edison has been conducting extensive research in the communications provider landscape looking for a quality partner. FASTNET has impressed us as the right choice. Customers rave about their technical competence and customer care. The Company has a proven management team well focused on the balance between revenue growth and strong margins. The business model focuses on the exploding market need for high level technical solutions combined with expert customer care," said Bruce Luehrs, General Partner of Edison Venture Fund.

"FASTNET is a rapidly growing, regional leader in its space. The Company's growth plans, positive cash flow goals and management team make the Company an excellent fit with Strattech," states Brit Murdoch, Managing Director of Strattech Partners.

FASTNET officials said the funding would be used for general corporate purposes, as well as investment in new technologies at FASTNET, including its planned entry into business class voice services during the first quarter of 2002.

"We are especially pleased to be forging a long-term partnership with a quality player like Edison Venture," adds Hurly. "Edison Venture Fund has a strong track record of successfully partnering with its portfolio companies. They seek out potential market leaders and bring their exceptional expertise to bear contributing specialized knowledge, operating skills and an extensive network. They will be a very welcome addition to the FASTNET family and a valued partner in the years ahead."

                                     -more-
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                                                             FASTNET Corporation
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ABOUT FASTNET CORPORATION

FASTNET Corporation, an Internet services company based in Bethlehem, PA, is currently building broadband and wireless infrastructure in high-growth secondary markets to provide high-speed, dedicated and reliable Internet service to businesses of all sizes. With our rapid growth FASTNET has managed to retain the same fast-moving attitude that allows us to react quickly to both customer needs and industry changes. This visionary outlook has allowed FASTNET to grow from a small private company in Pennsylvania, founded in 1994, to a public company servicing a growing number of customers located in Pennsylvania, Delaware, New Jersey and New York.

By offering a diverse range of value-added services and maintaining a customer-centric focus combined with world-class customer care, FASTNET is able to effectively compete with the larger national providers and maintain a customer base with very little turnover. Through our private, redundant peering arrangements with the national IP backbone carriers, we are able to maintain the level of reliability of service that today's business customer demands.

In addition to business class high-speed Internet connectivity, FASTNET also provides wireless Internet connectivity; security consulting and Firewall implementation; Virtual Private Network (VPN) design and implementation; managed firewall services; Web, Intranet, Extranet and E-commerce site development; Web application development; Hosting services- Shared, Dedicated and Collocation; audio/ video streaming and dial-up Internet access for residential customers and mobile workers.

The Company's common shares are listed on the Nasdaq National Market under the symbol "FSST." For more information on FASTNET, visit the company's web site at www.fast.net or call 1-888-321-FAST.

AT FASTNET CORPORATION

STEPHEN A. HURLY              STANLEY BIELICKI
CHIEF EXECUTIVE OFFICER       CHIEF FINANCIAL OFFICER
(610) 266-6700                (610) 266-6700
STEVE.HURLY@FAST.NET          STAN.BIELICKI@FAST.NET


ABOUT EDISON VENTURE FUND

Edison Venture Fund is a leading venture capital investor in high-growth, technology companies in the Midatlantic region. In managing $280 million, Edison has provided financing to over 100 companies and usually serves as the sole or lead institutional investor. Edison focuses on information technology companies at the expansion stage located in the Midatlantic region. For more information about Edison Venture Fund, visit www.edisonventure.com or call (609) 896-1900.


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                                                             FASTNET Corporation
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ABOUT STRATTECH PARTNERS

Strattech Partners, based in Radnor, PA is a strategic consulting and Venture Capital firm. Strattech invests and supports companies mainly in the B2B space with a majority of which are in the High Tech/Software/Telecom industries. For more information about Strattech, visit www.Strattechpartners.com or call
(610)989-9282.

FORWARD LOOKING STATEMENTS

THIS NEWS RELEASE CONTAINS COMMENTS OR INFORMATION THAT CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS RELATING TO: OUR ABILITY TO CAPITALIZE ON OPPORTUNITIES IN 2001; OUR ABILITY TO CONTINUE REVENUE GROWTH AND REDUCTION OF OUR COSTS; OUR ABILITY TO GROW OUR BUSINESS BY DELIVERING TECHNICAL EXPERTISE COMBINED WITH CUSTOMER CARE; OUR ABILITY TO INVEST THE CAPITAL RAISED IN THIS TRANSACTION IN NEW TECHNOLOGIES; OUR ABILITY TO DEVELOP AND IMPLEMENT A PLAN TO ENTER THE BUSINESS CLASS VOICE SERVICES MARKET BY Q1 2002. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO OUR ABILITY TO ACHIEVE THE INTENDED BENEFITS OF OUR REALIGNMENT PLAN (SUCH AS OUR ABILITY TO REDUCE EXPENSES, INCREASE CASH FLOWS AND RETAIN CASH RESERVES), FLUCTUATIONS IN OPERATING RESULTS, ADDITIONAL CAPITAL REQUIREMENTS, COMPETITION, INTEGRATION OF ACQUISITIONS, HISTORY OF LOSSES, AND IMPLEMENTATION OF NETWORK INFRASTRUCTURE. YOU SHOULD REVIEW CAREFULLY THE RISK FACTORS SET FORTH IN OUR ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION CONTAINED HEREIN IS CURRENT ONLY AS OF THE DATE OF THIS RELEASE AND WE UNDERTAKE NO OBLIGATION TO UPDATE THE INFORMATION IN THIS PRESS RELEASE IN THE FUTURE.